                                                                   EXHIBIT 10.17

                             CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into effective as of the 1st day of April, 1998 between WORK International Corporation, a Texas corporation (the "Company"), and the Bollard Group, LLC (the "Consultant").

                             W I T N E S S E T H:

     WHEREAS, the Company desires to engage the Consultant and the Consultant desires to perform consulting services for the Company.

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Consultant hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the meanings prescribed below:

     AFFILIATE when used to indicate a relationship with any person, means: (i) any corporation or organization of which such person is an officer, director or partner or is directly or indirectly the beneficial owner of at least 10% of the outstanding shares of any class of equity securities or financial interest therein; (ii) any trust or other estate in which such person has a beneficial interest or as to which such person serves as trustee or in any similar fiduciary capacity; or (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf of, or as an officer or director of, such person. As used in the definition of Affiliate, the term "control" (including the terms "controlling," "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct, cause the direction of or influence the management and policies of a person, whether through the ownership of voting securities, by contract, through the holding of a position as a director or officer of such person, or otherwise.

     COMPANY means WORK International Corporation, a Texas corporation, the principal executive office of which is located at 700 Louisiana, Suite 3900, Houston, Texas 77002, or any Affiliate thereof.

     CONFIDENTIAL INFORMATION means information which is delivered to, comes into the possession of, or which the Consultant was given access to by the Company and is used in the business of the Company or its Affiliates and (i) is proprietary to, about or created by the Company or its Affiliates, (ii) gives the Company or its Affiliates some competitive business advantage, (iii) the opportunity of obtaining such advantage or the disclosure of which could be detrimental to the interests of the Company or its Affiliates, (iv) is designated as Confidential Information by the Company or its Affiliates, is known by the Consultant to be considered confidential by the Company or its Affiliates, or from all the relevant circumstances should reasonably be assumed by the Consultant to be confidential and proprietary to the Company or its Affiliates, or (v) is not generally known by non-Company personnel. Any such information that becomes publicly known through no act or fault of the Consultant shall cease to be Confidential Information for purposes of this

Agreement. Such Confidential Information includes, without limitation, the following types of information and other information of a similar nature (whether or not reduced to writing or designated as confidential):

          (a) Internal personnel and financial information of the Company or its Affiliates, vendor information (including vendor characteristics, services, prices, lists and agreements), purchasing and internal cost information, internal service and operational manuals, and the manner and methods of conducting the business of the Company or its Affiliates;

          (b) Marketing and development plans, price and cost data, price and fee amounts, pricing and billing policies, quoting procedures, marketing techniques, forecasts and forecast assumptions and volumes, and future plans and potential strategies (including, without limitation, all information relating to any acquisition prospect and the identity of any key contact within the organization of any acquisition prospect) of the Company or its Affiliates which have been or are being discussed;

          (c) Names of customers and their representatives, contracts (including their contents and parties), customer services, and the type, quantity, specifications and content of products and services purchased, leased, licensed or received by customers of the Company or its Affiliates; and

          (d) Confidential and proprietary information provided to the Company or its Affiliates by any actual or potential customer, government agency or other third party (including businesses, consultants and other entities and individuals).

     CONSULTANT means Bollard Group, LLC, a Texas limited liability corporation, the principal executive office of which is located at 700 Louisiana, Suite 3900, Houston, Texas 77002, and any personnel or Affiliates thereof.

     CONSULTING FEE shall have the meaning assigned thereto in Section 41 hereof.

     CONSULTING PERIOD shall have the meaning assigned thereto in Section 3 hereof.

     DATE OF TERMINATION shall have the meaning assigned thereto in Section 5 hereof.

     EFFECTIVE DATE means April 1, 1998.

     IPO shall mean the Company's initial public offering.

     NOTICE OF TERMINATION means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Consultant's consulting under the provision so indicated, and
(iii) specifies the termination date, if such date is other than the date of receipt of such notice.

2. GENERAL DUTIES OF THE COMPANY AND THE CONSULTANT. The Company hereby engages the Consultant, and the Consultant agrees to provide management and investment banking advice and assistance in order to help the Company prepare for the IPO, which services shall include those services described on Exhibit A hereto. While acting in this capacity, the Consultant shall devote time and effort to the tasks assigned to the Consultant by the Company and shall perform those tasks in a timely and professional manner. Consultant agrees that such services will require that it be involved in and be available to provide services on a regular basis. The Consultant's services hereunder shall be performed at such locations as the parties hereto may mutually agree upon from time to time.

3. TERM. Unless sooner terminated pursuant to other provisions hereof, the Consultant's period of engagement under this Agreement shall commence on the Effective Date and terminate on December 31, 1998 (the "Consulting Period").

4.   COMPENSATION AND BENEFITS.

     4.1 CONSULTING FEE. As compensation for services to the Company, the Company shall pay the Consultant, beginning on the Effective Date and continuing up to and including the Date of Termination, $30,000 per month (the "Consulting Fee"), payable on the first day of each month beginning on April 1, 1998 and continuing through the Consulting Period until the Date of Termination.

     4.2 REIMBURSEMENT OF EXPENSES. The Consultant may from time to time until the Date of Termination incur various business expenses customarily incurred by such consultants, including, without limitation, travel, entertainment and similar expenses incurred for the benefit of the Company. The Company shall reimburse the Consultant for all such reasonable out-of-pocket expenses from time to time, at the Consultant's request, upon submission of an appropriate expense report by such persons with supporting information regarding such expenses.

5. TERMINATION. This Agreement will terminate automatically upon the earliest to occur of (the "Date of Termination"): (i) the termination of this Agreement by the Company or the Consultant on 30 days' written notice to the other party;
(ii) the successful completion of the IPO; (iii) the liquidation or dissolution of the Company or the Consultant; (iv) the entry by a court of a decree or order of relief against, or the commencement by, the Company or the Consultant, of a case or proceeding (whether voluntary or involuntary) under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law; or
(v) the expiration of the Consulting Period. Any termination of this Agreement by the Company or by the Consultant shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 71 of this Agreement.

6.   CONSULTANT'S CONFIDENTIALITY OBLIGATION.

     6.1 The Consultant hereby acknowledges, understands and agrees that all Confidential Information is the exclusive and confidential property of the Company and its Affiliates which shall at all times be regarded, treated and protected as such in accordance with this Section 6. The Consultant acknowledges that all such Confidential Information is in the nature of a trade secret.

     6.2 As a consequence of the Consultant's acquisition or anticipated acquisition of Confidential Information, the Consultant shall occupy a position of trust and confidence with respect to the affairs and business of the Company and its Affiliates. In view of the foregoing and of the consideration to be provided to the Consultant, the Consultant agrees that it is reasonable and necessary that the Consultant make each of the following covenants:

          (a) Until the Date of Termination and for all times thereafter, the Consultant shall not disclose Confidential Information to any person or entity, either inside or outside of the Company, other than as necessary in carrying out its duties and responsibilities as set forth in Section 2 hereof, without first obtaining the Company's prior written consent (unless such disclosure is compelled pursuant to court orders or subpoena, and at which time the Consultant shall give notice of such proceedings to the Company);

          (b) Until the Date of Termination and for all times thereafter, the Consultant shall not use, copy or transfer Confidential Information other than as necessary in carrying out its duties and responsibilities as set forth in Section 2 hereof, without first obtaining the Company's prior written consent; and

          (c) On the Date of Termination, the Consultant shall promptly deliver to the Company (or its designee) all written materials, records and documents made by the Consultant or which came into its possession during the Consulting Period concerning the business or affairs of the Company or its Affiliates, including, without limitation, all materials containing Confidential Information.

7.   MISCELLANEOUS.

     7.1 NOTICES. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when delivered by hand or mailed by registered or certified mail, return receipt requested, as follows (provided that notice of change of address shall be deemed given only when received):

       If to the Company to:

          President
          WORK International Corporation
          700 Louisiana, Suite 3900
          Houston, Texas 77002

       If to the Consultant to:

          Richard K. Reiling
          Bollard Group
          700 Louisiana, Suite 3900
          Houston, Texas 77002

or to such other names or addresses as the Company or the Consultant, as the case may be, shall designate by notice to the other party hereto in the manner specified in this Section 71.

       7.2 INDEPENDENT CONTRACTOR STATUS. The relationship between the Company and the Consultant is that of an independent contractor.

       7.3 WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement shall neither operate nor be construed as a waiver of any subsequent breach by any party.

       7.4 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Company, its successors, legal representatives and assigns, and upon the Consultant, its successors, legal representatives and assigns; provided, however, the Consultant agrees that its rights and obligations hereunder are personal to it and may not be assigned without the express written consent of the Company.

       7.5 ENTIRE AGREEMENT; NO ORAL AMENDMENTS. This Agreement, together with any exhibit attached hereto and any document, policy, rule or regulation referred to herein, replaces and merges all previous agreements and discussions relating to the same or similar subject matter between the Consultant and the Company and constitutes the entire agreement between the Consultant and the Company with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any Consultant, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document.

       7.6 SEVERABILITY. If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application.

       7.7 JURISDICTION; ARBITRATION. The laws of the State of Texas shall govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration located in Houston, Texas, administered by the American Arbitration Association in accordance with its applicable arbitration rules, and the judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, which judgment shall be binding upon the parties hereto.

       7.8 INJUNCTIVE RELIEF. The Company and the Consultant agree that a breach of any term of this Agreement by the Consultant would cause irreparable damage to the Company and that, in the event of such breach, the Company shall have, in addition to any and all remedies of law, the right to any injunction, specific performance and other equitable relief to prevent or to redress the violation of the Consultant's duties or responsibilities hereunder.

       7.9 COUNTERPARTS. This Agreement may be executed by facsimile signature and in any number of counterparts, each of which will be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                            [SIGNATURE PAGE FOLLOWS]

       IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement on this _____ day of May, 1998, to be effective as of the Effective Date.


                                 COMPANY:

                                 WORK INTERNATIONAL CORPORATION



                                 -------------------------------------
                                 B. Garfield French,
                                 President and Chief Executive Officer


                                 CONSULTANT:

                                 BOLLARD GROUP, LLC



                                 -------------------------------------
                                 Richard K. Reiling,
                                 Manager

                                   EXHIBIT A


     1. FINANCING. The Consultant will assist the Company in determining its long and short-term capital requirements, in determining the best method of fulfilling the Company's capital requirements, in locating sources of equity as well as long and short-term debt financing, in preparing formal presentations to potential investors and lenders, in negotiating the terms and conditions of such financing and in consummating such financing and equity funding.

     2. FINANCIAL CONTROLS AND SYSTEMS. The Consultant will assist the Company in determining the need for and in devising and installing financial, accounting and other office and business systems and controls.

     3. MANAGEMENT PERSONNEL. The Consultant will assist the Company in the conduct of management interviews and reviews to determine appropriate managerial candidates and the efficiency of the current managerial organization of the Company, the level of performance of the Company's executives and managers, and the need to eliminate or add additional executive or managerial positions. The Consultant will assist the Company in locating and hiring personnel to fill any vacancy which may exist from time to time in executive or managerial positions within the Company.

     4. PROMOTION OF BUSINESS ASSOCIATIONS. The Consultant, through travel, entertainment and otherwise, will assist the Company in developing and maintaining business associations and relations with persons, companies or institutions (such as existing and potential lenders, investors, customers and suppliers) who are in a position to further the interests of the Company.

     5. ACQUISITIONS. The Consultant will assist the Company in locating possible acquisition candidates, in investigating and evaluating the condition, financial and otherwise, of potential acquisition candidates, in structuring or determining the format of acquisition transactions, in negotiating the terms and conditions of acquisitions, in obtaining any financing which may be required in connection with an acquisition and in carrying out and effecting the actual acquisition.

     6. GENERAL. The Consultant will generally assist the Company in developing business investment and management plans and programs, in formulating polices and objectives, and in carrying out such plans, programs and policies.